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                                                                      EXHIBIT 11

                    COMPUTATION OF EARNINGS (LOSS) PER SHARE

                  LOMAS FINANCIAL CORPORATION AND SUBSIDIARIES
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                            Quarter Ended              Six Months Ended
                                                             December 31                 December 31
                                                       ------------------------    -----------------------
                                                           1995         1994          1995          1994
                                                       ----------    ----------    ---------     ---------
PRIMARY:
--------

      Average common shares outstanding   . . . . .        20,149        20,132       20,149        20,115
      Common stock equivalents under Non-Employee
         Directors Long Term Incentive Plan   . . .            15            22           15            29
                                                       ----------    ----------    ---------     ---------
                   Total shares   . . . . . . . . .        20,164        20,154       20,164        20,144
                                                       ==========    ==========    =========     =========

      Loss from continuing operations   . . . . . .    $  (30,313)   $  (33,709)   $(224,543)    $ (41,059)
      Loss from discontinued operations   . . . . .            --        (7,500)          --       (13,000)
                                                       ----------    ----------    ---------     ---------
                   Net loss   . . . . . . . . . . .    $  (30,313)   $  (41,209)   $(224,543)    $ (54,059)
                                                       ==========    ==========    =========     =========

      Per share amounts:
             Loss from continuing operations  . . .    $    (1.50)   $    (1.67)   $  (11.14)    $   (2.04)
             Loss from discontinued operations  . .            --          (.37)          --          (.64)
                                                       ----------    ----------    ---------     ---------
                   Net loss   . . . . . . . . . . .    $    (1.50)   $    (2.04)   $  (11.14)    $   (2.68)
                                                       ==========    ==========    =========     =========

FULLY DILUTED:
--------------

      Average common shares outstanding   . . . . .        20,149        20,132       20,149        20,115
      Common stock equivalents under Non-Employee
         Directors Long Term Incentive Plan   . . .            15            22           15            29
                                                       ----------    ----------    ---------     ---------
                   Total shares   . . . . . . . . .        20,164        20,154       20,164        20,144
                                                       ==========    ==========    =========     =========

      Loss from continuing operations   . . . . . .    $  (30,313)   $  (33,709)   $(224,543)    $ (41,059)
      Loss from discontinued operations   . . . . .            --        (7,500)          --       (13,000)
                                                       ----------    ----------    ---------     ---------
                   Net loss   . . . . . . . . . . .    $  (30,313)   $  (41,209)   $(224,543)    $ (54,059)
                                                       ==========    ==========    =========     =========

      Per share amounts:
             Loss from continuing operations  . . .    $    (1.50)   $    (1.67)   $  (11.14)    $   (2.04)
             Loss from discontinued operations  . .            --          (.37)          --          (.64)
                                                       ----------    ----------    ---------     ---------
                   Net loss   . . . . . . . . . . .    $    (1.50)   $    (2.04)   $  (11.14)    $   (2.68)
                                                       ==========    ==========    =========     =========